UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2026

LIVE OAK BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

North Carolina			001-37497	26-4596286
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

1741 Tiburon Drive,	Wilmington,	NC		28403
(Address of principal executive offices)				(Zip Code)
Registrant’s Telephone Number, Including Area Code: (910) 790-5867

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, no par value per share	LOB	New York Stock Exchange LLC
Depositary Shares, Each Representing a 1/40th Interest in a Share of 8.375% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value per share	LOB/PA	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers

On February 9, 2026, the Compensation Committee (“the Committee”) of Live Oak Bancshares, Inc. (the “Company”) approved (i) discretionary cash bonus awards and (ii) restricted stock unit (“RSU”) awards to certain named executive officers of the Company under the Company’s 2015 Omnibus Stock Incentive Plan (the “Plan”), as amended. Each RSU represents a right to receive one share of the Company’s voting common stock upon vesting, subject to the terms and conditions described below.

Renato Derraik, Chief Information and Digital Officer of the Company’s wholly owned subsidiary, Live Oak Bank (the “Bank”), received a cash bonus award of $60,000 and an RSU award representing 13,173 shares of the Company’s voting common stock. William C. Losch, III, President of the Company and the Bank, received a cash bonus award of $80,000 and an RSU award representing 52,694 shares of the Company’s voting common stock. Walter J. Phifer, Chief Financial Officer of the Company and the Bank, received a cash bonus award of $50,000 and an RSU award representing 9,580 shares of the Company’s voting common stock. Gregory W. Seward, General Counsel of the Company and the Bank, received a cash bonus award of $45,000 and an RSU award representing 8,383 shares of the Company’s voting common stock. Each RSU award will vest in five equal annual installments beginning on February 9, 2027. If the grantee’s employment terminates for any reason (other than under certain circumstances following a Corporate Transaction, as such term is defined in the Plan) before February 9, 2031, all unvested RSUs will be forfeited.

With respect to James S. Mahan III, the Chairman and Chief Executive Officer of the Company and the Bank, the Committee believes Mr. Mahan’s interests are aligned with those of our shareholders to a substantial degree due to his long-standing and substantial stock ownership in the Company. The Committee has not awarded Mr. Mahan any equity-based awards since our initial public offering in July 2015.

The foregoing description of the RSU awards do not purport to be complete and are qualified in their entirety by reference to the form of the applicable RSU award agreements, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Form of RSU Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVE OAK BANCSHARES, INC.

Date: February 13, 2026	By:	/s/ Gregory W. Seward
Gregory W. Seward General Counsel